EXHIBIT 10.5


                                 ADDENDUM TO THE
                LOAN AGREEMENT FOR RECEIVABLES BACKED BORROWING


      THIS ADDENDUM to the LOAN AGREEMENT FOR RECEIVABLES BACKED BORROWING among THE COASTAL CORPORATION SECOND PENSION TRUST, (hereinafter "COASTAL"), and INTELECT COMMUNICATIONS, INC., (hereinafter "ICI", collectively, the "PARTIES"), is effective as of January 13, 1999.

      WHEREAS, COASTAL has loaned Five Million Dollars ($5,000,000) to ICI under the Loan Agreement for Receivables Backed Borrowing dated September 14, 1998 ("Loan Agreement"), Note and Security Agreement of the same date ("Coastal Receivables Facility"); and

      WHEREAS, the Loan Agreement, Note and Security Agreement mature on August 31, 1999;

      WHEREAS, St. James has provided a loan to ICI, as evidenced by those certain Convertible Promissory Notes dated effective April 2, 1998 (the "St. James Notes"), which Notes are secured by the Common Stock of DNA Enterprises, Inc. ("DNA"), Intelect Visual Communications Corporation ("IVC"), and Intelect Network Technologies Company ("INT"), pursuant to that certain Borrower Pledge Agreement dated February 12, 1998, (as amended the "St. James Pledge Agreement");

      WHEREAS, it is a condition of the St. James Notes that the maturity date of February 12, 1999, may be extended for a period of one year only if the Maturity Date of the Coastal Receivables Facility is extended to the same date;

      WHEREAS, the Parties desire to amend the Loan Agreement in accordance with its terms, including the receipt of consents, to extend the Maturity Date to February 12, 2000, at which time the balance of principal and interest shall be immediately due and payable to COASTAL;

      NOW THEREFORE, in consideration for the mutual covenants set forth herein, agree as follows:

      1.    TERMS DEFINED

            The definitions used herein have the meaning attributed to them in the Loan Agreement unless otherwise defined herein.

      2.    AMENDMENT

            The term "Termination Date" is amended to read "February 12, 2000". The Parties agree that all terms and conditions of the Agreements, including accrual of interest, shall apply as if the Maturity Date had been defined as herein, AB INITIO.

      3.    FURTHER AMENDMENTS

      COASTAL and ICI agree that all other provisions of the Loan Agreement shall remain unchanged and in full force and effect; provided that the Parties may agree to further amendment or modification to the Loan Agreement but only if evidenced by a writing signed by or on behalf of COASTAL and ICI, subject to receipt of any consents or authorizations required by the Agreements.

      IN WITNESS WHEREOF the Parties have executed this Addendum as of the day and year indicated above.


INTELECT COMMUNICATIONS, INC.       THE COASTAL CORPORATION SECOND
                                        PENSION TRUST


By: ___________________________      By: ________________________________
      Herman M.  Frietsch                   Donald H.  Gullquist
      Chairman and CEO                      Trustee